Exhibit 5.1

June 13, 2016

pdvWireless, Inc.

3 Garret Mountain Plaza

Suite 401

Woodland Park, NJ 07424

Re:  Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (Registration Statement No. 333-201156)

Ladies and Gentlemen:

We have acted as counsel to pdvWireless, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Post-Effective Amendment No. 2 on Form S-3 (the “Post-Effective Amendment”) to a registration statement on Form S-1 (as it may be amended and supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Post-Effective Amendment relates to the offering of up 1,768,600 shares of the Company’s Common Stock that were offered and issued in June 2014 pursuant to a private placement offering and were registered pursuant to the Registration Statement (the “Shares”).

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation law of the State of Delaware and the federal law of the United States.  Based on such review, we are of the opinion that the  Shares are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Post-Effective Amendment and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Post-Effective Amendment.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Registration Statement or the Post-Effective Amendment.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP